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                                                                   Exhibit 23(a)


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 465,000 additional common shares of Park National Corporation to be offered under the Park National Corporation 1995 Incentive Stock Option Plan of our report dated January 16, 2001, with respect to the consolidated financial statements of Park National Corporation incorporated by reference in its Annual Report (Form 10-K) for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission.



Columbus, Ohio
April 23, 2001